Exhibit 10.12

STOCK OPTION AGREEMENT

Optionee:	Richard Haddrill	Grant Date:	June 30. 2004
Per Share Exercise Price:	$17.16	Number of Shares:	405,000
Plan:	2001 Long-Term Incentive Plan	Option Type:	Nonqualified Stock Options

STOCK OPTION AGREEMENT (this “Agreement”) dated as of the Grant Date specified above between Alliance Gaming Corporation, a Nevada corporation (the “Company”), and the Optionee specified above, pursuant to the Plan specified above as in effect and as amended from time to time.

1.   Incorporation By Reference.   This Agreement is subject in all respects to the terms and provisions of the Plan, all of which are by this reference made a part of and incorporated in this Agreement. Any capitalized term not defined in this Agreement shall have the meaning ascribed to it in the Plan. If and to the extent this Agreement and the Plan conflict, the Plan shall control.

2.   Grant of Option.   The Company grants to the Optionee, as of the Grant Date specified above, an option (the “Option”) to acquire the Number of Shares of the Company’s common stock specified above (the “Option Shares”) from the Company at the Per Share Exercise Price specified above. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

3.   Exercise of the Option.   Subject to the relevant provisions of the Plan and the Agreement dated June 30, 2004, between the Company and the Optionee, as amended or extended from time to time, the Option shall become exercisable on October 1, 2012, if the Optionee is an employee of the Company on October 1, 2012, and shall remain exercisable until October 1, 2014, at which time any unexercised Options shall expire. Options shall become exercisable earlier than October 1, 2012, as follows:

(a)   One twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value (as defined below) of the Company’s common stock is at least $30 and (ii) October 1, 2005; but only if the Fair Market Value of the Company’s common stock is at least $30 on or before October 1, 2007.

(b)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $35 and (ii) October 1, 2005; but only if the Fair Market Value of the Company’s common stock is at least $35 on or before October 1, 2007.

(c)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s stock is at least $40 and (ii) October 1, 2005; but only if the Fair Market value of the Company’s common stock is at least $40 on or before October 1, 2008.

(d)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $45 and (ii) October 1, 2005; but only if (x) the Fair Market Value of the Company’s common stock is at least $45 on or before October 1, 2008, or (y) the Fair Market Value of the Company’s stock is at least $40 on or before October 1, 2008, and at least $45 on or before October 1, 2009.

(e)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $30 and (ii) October 1, 2006; but only if the Fair Market Value of the Company’s common stock is at least $30 on or before October 1, 2007.

(f)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $35 and (ii) October 1, 2006; but only if the Fair Market Value of the Company’s stock is at least $35 on or before October 1, 2007.

(g)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s stock is at least $40 and (ii) October 1, 2006; but only if the Fair Market Value of the Company’s common stock is at least $40 on or before October 1, 2008.

(h)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $45 and (ii) October 1, 2006; but only if (x) the Fair Market Value of the Company’s common stock is at least $45 on or before October 1, 2008, or (y) the Fair Market Value of the Company’s common stock is at least $40 on or before October 1, 2008, and at least $45 on or before October 1, 2009.

(i)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $30 and (ii) October 1, 2007; but only if the Fair Market Value of the Company’s common stock is at least $30 on or before October 1, 2007.

(j)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $35 and (ii) October 1,2007; but only if the Fair Market Value of the Company’s common stock is at least $35 on or before October 1, 2007.

(k)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $40 and (ii) October 1, 2007; but only if the Fair Market Value of the Company’s common stock is at least $40 on or before October 1, 2008.

(1)   An additional one-twelfth of such Options shall become exercisable on the later of (i) the first date on which the Fair Market Value of the Company’s common stock is at least $45 and (ii) October 1, 2007; but only if (x) the Fair Market Value of the Company’s common stock is at least $45 on or before October 1, 2008, or (y) the Fair Market Value of the Company’s common stock is at least $40 on or before October 1, 2008, and at least $45 on or before October 1, 2009.

The term “Fair Market Value” with respect to the Company’s common stock as of a particular date shall mean the average per share closing price of the Company’s common stock on the stock exchange on which the stock is principally traded for the 20 business days immediately prior to such date.

4.   Method of Exercise and Payment.   To exercise the Option, the Optionee must deliver a written notice, in such manner and form as the Company may require, to the Company’s corporate secretary or the secretary’s designee on any business day. The notice must specify the number of the Option Shares the Optionee wants to acquire, the date of grant of the Option, the aggregate purchase price for the shares with respect to which the Option is exercised, and the effective date of exercise (no earlier than the date of receipt of such notice by the Company). The notice must be accompanied by payment, made in the manner set forth in the Plan, of (i) the aggregate purchase price for the Option Shares to be acquired, and (ii) unless the Committee administering the Plan determines otherwise, the amount of any taxes (including, but not limited to, any FICA, FUTA, and similar taxes) required to be withheld and paid by the Company or its subsidiary in connection with the exercise of the Option, as determined by the Committee.

5.   Dividends.   The Option shall not entitle the Optionee to receive any dividend declared on the Company’s common stock.

6.   Non-transferability.   Neither the Optionee nor the Optionee’s beneficiaries shall sell, exchange, transfer, assign, or otherwise dispose of the Option or any rights or interests therein, other than by testamentary disposition by the Optionee or the laws of descent and distribution. Neither the Optionee nor the Optionee’s beneficiaries shall pledge, encumber, or otherwise hypothecate the Option or any rights or interests therein in any way at any time. The Option shall not be subject to execution, attachment, or similar legal process. Any attempted sale, pledge, or other disposition of the Option in violation of this paragraph shall be void and of no force or effect.

7.   Entire Agreement; Amendment.   Except as otherwise provided herein, this Agreement contains the entire agreement between the parties and supersedes other oral and written agreements previously entered into by the parties concerning the same subject matter. This Agreement may be modified or rescinded only with the written consent of both parties. The Options are granted pursuant to the June 30, 2004, Employment Agreement between the Company and the Optionee, the terms of which shall prevail in the event of a conflict with this Stock Option Agreement.

8.   Governing Law.   Nevada law shall govern this Agreement and its interpretation. The issuance of the Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules, and regulations (including but not limited to the Securities Act, the

Exchange Act, and the respective rules and regulations promulgated thereunder) and any other applicable law or regulation.

9.   Binding Effect.   This Agreement shall bind and inure to the benefit of the Company and its successors and assigns.

10.   Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

ALLIANCE GAMING CORPORATION

By:	/s/ Mark Lerner	/s/ Richard Haddrill
Mark Lerner, Secretary		Richard Haddrill